UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Jolly Road

Blue Bell, Pennsylvania 19422

(484) 567-7204

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

BrightView Holdings, Inc. (the “Company”), its wholly-owned subsidiary, BrightView Landscapes, LLC (the “Credit Agreement Borrower”), the other credit parties party thereto, the lenders or other financial institutions or entities party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (the “Agent”), entered into Amendment No. 10 to the Credit Agreement dated as of May 4, 2026 (the “Credit Agreement Amendment”), which amends the Credit Agreement, dated as of December 18, 2013, by and among the Company, the Credit Agreement Borrower and the lenders or other financial institutions or entities from time to time party thereto and the Agent (as previously amended, the “Existing Credit Agreement”) to, among other things, extend the maturity date of loans under the revolving credit facility (“Revolving Credit Loans”) and reduce the interest rate applicable to Revolving Credit Loans, as described further below.

The Credit Agreement Amendment extends the term of the revolving credit facility through April 22, 2031 (the “Revolving Loan Maturity Date”); provided, that, to the extent that there are outstanding term loans with a maturity date prior to the Revolving Loan Maturity Date in an aggregate principal amount of $100 million or more, the revolving credit facility will mature on the date that is 91 days prior to the earliest then-scheduled maturity date of such term loan indebtedness.

Under the Credit Agreement Amendment, until delivery of financial statements and compliance certificates for the first full fiscal quarter ending after the date of the Credit Agreement Amendment, the margin applicable to (i) Term Benchmark Loans that are Revolving Loans (as such terms are defined in the Credit Agreement) is 1.750% per annum, (ii) ABR Loans or RFR Loans that are Revolving Loans (as such terms are defined in the Credit Agreement) is 0.75% per annum, and (iii) Letter of Credit Fees (as defined in the Credit Agreement) is 1.75% per annum. Thereafter, such margins may increase by 0.25% to the extent the first lien net leverage ratio is equal to or less than 3.25 but greater than 3.00 and may increase by an additional 0.25% to the extent the first lien net leverage ratio is greater than 3.25.

Upon the closing of the Credit Agreement Amendment, no Revolving Credit Loans were outstanding.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On May 5, 2026, BrightView Holdings, Inc (the "Company") issued a press release reporting its results of operations for the quarter ended March 31, 2026. A copy of the press release is being furnished with this report as Exhibit 99.1.

The information in this Item 2.02, including Exhibit 99.1 furnished herewith, is being furnished to the Securities and Exchange Commission (the "SEC") pursuant to Item 2.02 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1

Amendment No. 10 to Credit Agreement, dated as of May 4, 2026, by and among BrightView Holdings Inc., BrightView Landscapes, LLC, each of the other credit parties thereto, the lenders or other financial institutions or entities party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent.

99.1	Press Release issued by BrightView Holdings, Inc. on May 5, 2026.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrightView Holdings, Inc.

Date: May 5, 2026	By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary